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                                                                   Exhibit 7(nn)

                            Form of LETTER AGREEMENT

______________, 2005

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

Please be advised that Janus Investment Fund (the "Trust") has established Janus Smart Portfolio-Conservative, Janus Smart Portfolio-Moderate, and Janus Smart Portfolio-Growth as new series of the Trust effective December 30, 2005. Pursuant to the existing Custodian Contract between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By:
    ---------------------------------
    Girard C. Miller, President and
    Chief Executive Officer


STATE STREET BANK AND TRUST COMPANY


By:
    ---------------------------------

Agreed to this ____ day of _____________ 2005

cc: Stephanie Grauerholz-Lofton
    Bonnie Howe
    Rick Noyes
    Kelly Hagg